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                                                                    EXHIBIT 99.3

                        ArrowPoint Communications, Inc.


                       Nonstatutory Stock Option Agreement
                     Granted Under 1997 Stock Incentive Plan

1.      Grant of Option.

        This agreement evidences the grant by ArrowPoint Communications, Inc., a Delaware corporation (the "Company") on ________ to __________, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1997 Stock Incentive Plan (the "Plan"), a total of ___________ shares of common stock, $.001 par value per share, of the Company ("Common Stock") (the "Shares") at $__________ per Share. Unless earlier terminated, this option shall expire on __________ (the "Final Exercise Date").

        It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant," as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.      Vesting Schedule.

        This option will become exercisable ("vest") as to 20% of the original number of Shares on the first anniversary of the date of the grant of the option (the "Grant Date") and as to an additional 1.6667% of the original number of Shares at the end of each successive full calendar month period following the first anniversary of the Grant Date. This option shall expire upon, and shall not be exercisable after, the Final Exercise Date.

        The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

        Notwithstanding the foregoing, in the event of an Acquisition Event (as defined below), then 50% of the number of Shares which are not then vested shall become vested immediately prior to the closing of the Acquisition Event. The remaining one-half of such number of Shares shall continue to vest in accordance with the original vesting schedule (i.e., on each subsequent vesting date, one-half of the number of Shares that would otherwise have first vested shall become vested).

        An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power


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of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 80% of the voting power of the voting securities of the Company.

3.      Exercise of Option.

        (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole Shares.

        (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

        (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

        (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

        (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any


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provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

4.      Withholding.

        No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.      Nontransferability of Option.

        This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.      Provisions of the Plan.

        This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.


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        IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                         ARROWPOINT COMMUNICATIONS, INC.


Dated:                            By:
      --------------------           ---------------------------------------
                                        Name:   Cynthia Deysher
                                        Title:  Vice President, Chief Financial
                                                Officer


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                            PARTICIPANT'S ACCEPTANCE

        The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1997 Stock Incentive Plan.

                                  PARTICIPANT:


Dated:
      --------------------           ---------------------------------------
                                                  (signature)

                                     ---------------------------------------
                                                  (full name)

                                     Address:
                                             -----------------------------------

                                             -----------------------------------


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